ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
		AND FINANCIAL DISCLOSURES.


None





ITEM 9.  	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL
		PERSONS.


The members of the Board of Directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below are acting on behalf of, or at the direction of, any other person.

The Company's officers and directors will devote their time to the business on an "as-needed" basis, which is expected to require 5-10 hours per month.

Information as to the directors and executive officers of the Company is as follows:

Name/Address
Age
Position
Alfonso Hernandez
3655 Campbell Rd.
Las Vegas, NV  89129
30

President/Director
John Harred
3655 Campbell Rd.
Las Vegas, NV  89129
30

Secretary
Eduardo Vega
3655 Campbell Rd.
Las Vegas, NV  89129
31

Treasurer
Alfonso Hernandez
3655 Campbell Rd.
Las Vegas, NV  89128
67

Director
Jose F. Garcia
3655 Campbell Rd.
Las Vegas, NV  89129
53

Director
Alfonso Hernandez; President/Director

Alfonso Hernandez, Jr., age 30, is President and a Director of the Company.
Los Ponchos Grill, Westwood, CA.  Owner and manager 1992 to present.
EDUCATION
Degree earned in business administration in 1990, Loyola Marymount University, Los Angeles, CA


John  Harred ; Secretary
Central Fish and Oyster dba the Fish Market, Los Angeles, CA. General Manger 1994 to present. Duties included purchasing and staff supervision.
Quality Food, Los Angeles, CA. Manger 1996 to present. Duties included sales and distribution.

EDUCATION
B.S. Biology, Loyola Marymount University, Los Angeles, CA Degree granted in 1992.


Eduardo Vega; Treasurer
3XL Security, Los Angeles, CA. Owner and operator 1997 to present. Duties included personal security and security for movie sets and production.
NFL Arizona Cardinals, Phoenix, AZ. Professional football player 1992 to 1993. Duties included physical conditioning, football training, and playing professional football.
Wisky A Go Go and Roxy night clubs, Hollywood, CA. Security guard 1993 to 1997.
EDUCATION
Graduate in physical education, Memphis University, Memphis, TN 1991


Alfonso Hernandez, Sr.; Director
Hacienda del Rey restaurant, Los Angeles, CA. Owner and manager 1965 to present.


Jose F. Garcia ;Director
Desert Professional Service, Las Vegas, Nevada. Mortgage broker 1993 to present. Responsibilities include bringing investors and borrowers to work out transactions, drawing mortgages, and supervising loan officers.

Mobil Oil Corporation convenience store and service station, Phoenix, Arizona. Owner and manager 1992 to present. Duties include monitoring and maintaining inventory. Organizing and evaluating garage procedures, maintaining efficient work flow, coordinating work schedules, supervising mechanics, purchasing and accounting.

Mobil Oil Corporation convenience store and service station, Los Angeles, California. Owner and manager 1985 to 1989. Duties include monitoring and maintaining inventory, organizing and evaluating garage procedures, maintaining efficient work flow, coordinating work schedules, supervising mechanics, purchasing and accounting. Rollfreight Systems, Los Angeles, California. Member of Board of Directors 1984. Company transports freight.

Chain of three automobile repair and service stations, Los Angeles, California. Owner and manager 1970 to 1969. Responsible for preparing work schedules, keeping production machinery in repair, interpreting statistics on raw materials and final products, Rheem Manufacturing Company, Los Angeles, California. Printed Circuit Department manager 1965 to 1969. Responsible for preparing work schedules, keeping production machinery in repair, interpreting statistics on raw materials and final products, supervising and training personnel, review, evaluate, and maintain production flow, keeping records of labor, and analyze data on costs and market conditions.

EDUCATION
Bachelor of Science and Letters, Joan of Arc School, Guatemala City, Guatemala 1962. University of San Carlos Law School, Guatemala City, Guatemala 1962 to 1963. Los Angeles City College, Los Angeles,
California 1965.

There is no family relationship between any of the officers and directors of the Company. The Company's Board of Directors has not established any committees.

Conflicts of Interest

Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to the Company's affairs. The officers and directors of the Company may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations. The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. Subject to the next paragraph, if a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge or acquire such target company, the company of which the President first became an officer and director will be entitled to proceed with the transaction. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

Investment Company Act of 1940

Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.


ITEM 10. 	EXECUTIVE COMPENSATION


None of the Company's officers and/or directors receive any compensation for their respective services rendered to the Company, nor have they received such compensation in the past. They have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Registrant has generated revenues from operations. As of the date of this registration statement, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.



ITEM 11.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
		MANAGEMENT.


The following table sets forth each person known to the Company, as of October 5, 1998, to be a beneficial owner of five percent (5%) or more of the Company's common stock, by the Company's directors individually, and by all of the Company's directors and executive officers as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Title of
 Class
Name/Address
of Owner
Shares
Beneficially
Owned
Percentage
Ownership
Common
Jose F. Garcia
3655 Campbell Road
Las Vegas, NV  89129
50,000
33%



ITEM 12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
None.



ITEM 13. EXHIBITS



3.1           Articles                        Incorporated by Reference
3.2           Bylaws                          Incorporated by Reference




Signatures

In accordance with the requirements of the Securities Act of 1933,the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 10KSB and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize,in the City of Las Vegas.

                                                Eight Ball Corporation

DATE: 10/23/00                                      By: Alfonso Hernandez
                                                    President